PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION

THE BRAND HOUSE COLLECTIVE, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
PO BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on [TBD] for shares held directly and by 11:59 p.m. Eastern Time on [TBD] for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on [TBD] for shares held directly and by 11:59 p.m. Eastern Time on [TBD] for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V82265-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BRAND HOUSE COLLECTIVE, INC.

The Board of Directors recommends you vote FOR the following:

		For	Against	Abstain
1.	To adopt the Agreement and Plan of Merger, dated as of November 24, 2025, by and among The Brand House Collective, Inc., Bed Bath & Beyond, Inc. and Knight Merger Sub II, Inc., a wholly owned subsidiary of Bed Bath & Beyond, Inc. (such proposal, the "Merger Proposal");	☐	☐	☐
2.	To approve on an advisory (non-binding) basis the compensation that may be paid or become payable to The Brand House Collective, Inc.'s named executive officers that is based on or otherwise relates to the merger (the "Merger-Related Compensation Proposal"); and	☐	☐	☐
3.	To approve one or more adjournments of the Special Meeting to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Merger Proposal (the "Adjournment Proposal").	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement/Prospectus is available at: [TBD].

V82266-TBD

The Brand House Collective, Inc.
Proxy Solicited on Behalf of The Board of Directors of The Brand House Collective, Inc.
for the Special Meeting of Shareholders to be held on [TBD]

The undersigned, revoking all previous proxies, hereby appoints Amy E. Sullivan and Michael W. Sheridan and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Special Meeting of the Shareholders of The Brand House Collective, Inc. to be held at The Brand House Collective, Inc.'s corporate offices at 5310 Maryland Way, Brentwood, Tennessee 37027 on [TBD], and at any adjournment or postponement thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE BRAND HOUSE COLLECTIVE, INC. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE APPROVAL OF THE MERGER PROPOSAL, "FOR" THE APPROVAL OF THE MERGER-RELATED COMPENSATION PROPOSAL AND "FOR" THE ADJOURNMENT PROPOSAL. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT.

Continued and to be signed on reverse side